UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

Form 8-K
____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2022

Oil States International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-16337	76-0476605
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Three Allen Center, 333 Clay Street, Suite 4620, Houston, Texas 77002

Registrant's telephone number, including area code: (713) 652-0582

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	OIS	New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Compensatory Arrangements of Certain Officers.
As previously disclosed, effective February 16, 2022, Oil States International, Inc. (the "Company") appointed Brian E. Taylor to the position of Senior Vice President, Controller and Chief Accounting Officer. On May 10, 2022, the Company entered into an Executive Agreement with Mr. Taylor (the "Executive Agreement"), which provides for certain compensation and benefits to be payable upon a qualifying termination of Mr. Taylor's employment or a "Change of Control" of the Company (as defined in the Executive Agreement). As of the effective date of the Executive Agreement, Mr. Taylor will no longer participate in the Company's Change of Control Severance Plan for Selected Members of Management.
Specifically, the Executive Agreement provides for the following termination payments and benefits:
•Change of Control Severance Benefits. In the event that, during the 24 months following a Change of Control, Mr. Taylor is terminated by the Company other than for "Cause" or Mr. Taylor resigns for "Good Reason" (each, as defined in the Executive Agreement), then Mr. Taylor will be entitled to receive a lump sum severance payment equal to two times the sum of his base salary and the target annual bonus that may be earned by him pursuant to the Company's annual incentive compensation plan for the year of termination (the "AICP"). In addition, upon such termination, Mr. Taylor would be entitled to (a) accelerated vesting of all options, restricted shares and restricted stock units, (b) vesting in all qualified and nonqualified retirement plans, (c) a benefit continuation subsidy for up to a 36-month period following termination and (d) outplacement benefits.
•Regular Severance Benefits. In the event Mr. Taylor is terminated by the Company other than for Cause outside of the 24-month period following a Change of Control, Mr. Taylor would be entitled to receive a lump sum severance payment equal to one times the sum of his base salary and the target annual bonus that may be earned by him pursuant to the AICP. In addition, upon such termination, Mr. Taylor would be entitled to (a) accelerated vesting of all restricted shares and restricted stock units and (b) a benefit continuation subsidy for up to a 24-month period following termination.
All severance and other termination benefits payable pursuant to the Executive Agreement are conditioned upon Mr. Taylor executing a release of claims in favor of the Company.
In addition, the Executive Agreement provides that Mr. Taylor will receive accelerated vesting of any outstanding stock options upon the occurrence of a Change of Control (without regard to whether his employment is terminated).
The summary above is qualified in its entirety by reference to the Executive Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

10.1	Executive Agreement with Brian E. Taylor dated as of May 10, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL STATES INTERNATIONAL, INC.
(Registrant)

Date:	May 12, 2022	By:	/s/ LLOYD A. HAJDIK
Lloyd A. Hajdik
Executive Vice President, Chief Financial Officer & Treasurer